UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
June 13, 2006

Date of Report (Date of earliest event reported)
THE GYMBOREE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-21250	942615258

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Howard Street, San Francisco, CA	94105

(Address of principal executive offices)	(Zip Code)
(415) 278-7000

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     Amendments to 2004 Plan and ESPP
     At the 2006 Annual Meeting of Stockholders of The Gymboree Corporation (the “Company”) held on June 13, 2006, the stockholders of the Company approved amendments to The Gymboree Corporation 2004 Equity Incentive Plan (the “2004 Plan”) and to The Gymboree Corporation 1993 Employee Stock Purchase Plan (the “ESPP”). The 2004 Plan was amended to increase the number of shares authorized for issuance under the 2004 Plan by 500,000 shares and the ESPP was amended to increase the number of shares authorized for issuance under the ESPP by 150,000 shares. This description of the amendments to the 2004 Plan and the ESPP is qualified in its entirety by reference to the full text of the 2004 Plan and the ESPP, respectively, which are incorporated into this report by reference to Appendix B and Appendix C, respectively, to the definitive proxy statement filed by the Company on May 2, 2006.
     Changes to Non-Employee Director Compensation
     On June 13, 2006, the Board of Directors of the Company approved, based on the Compensation Committee’s recommendation, changes to the compensation to be paid to the Company’s non-employee directors.
     Under the terms of the updated non-employee director compensation program, the annual cash retainer paid to each non-employee director, other than the Chair of the Audit Committee will increase from $40,000 to $50,000 and the annual cash retainer to be paid to the Chair of the Audit Committee will increase from $50,000 to $60,000. The annual retainer fees will continue to be paid quarterly on the first day of each fiscal quarter. The Company will also continue to reimburse non-employee directors for reasonable expenses incurred in attending board and committee meetings.
     The stock compensation to be paid to non-employee directors will be changed from an annual grant of an option to purchase 15,000 shares of the Company’s common stock to an annual grant of $70,000 in shares of restricted stock under The Gymboree Corporation 2004 Equity Incentive Plan. The grants of restricted stock to non-employee directors will be made annually on the date of the annual stockholders meeting, and the number of shares to be granted will be determined by dividing $70,000 by the closing price for the Company’s common stock on that date as reported on the Nasdaq National Market. Shares subject to the restricted stock awards made to the non-employee directors are subject to a forfeiture restriction that lapses with respect to one-third of the shares per year. The forfeiture restriction will lapse on an accelerated basis upon retirement.
     Indemnification Agreements
     On June 13, 2006 the Board of Directors of the Company authorized the Company to enter into indemnification agreements with each of its directors and executive officers.

Under the indemnification agreements, the Company agrees to indemnify each director and executive officer for any liability he may incur by reason of the fact that he or she serves as the Company’s director or executive officer, as applicable. A copy of the form of the indemnification agreement is filed as an exhibit to this report and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On June 13, 2006, the Board of Directors approved amendments to the Bylaws of the Company to amend and restate the indemnification provisions contained in Article VI to conform to applicable law under the Delaware General Corporation Law. The Amended and Restated Bylaws of the Company are filed as an exhibit to this report.

Item 7.01	Regulation FD Disclosure.
     On June 19, 2006, the Company issued a press release announcing the extension of its share repurchase program until June 30, 2007 for the purchase of up to $110 million of its outstanding common stock, which represents an increase of $55 million authorized for the program. A copy of the press release is furnished as an exhibit to this report.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
3.2	Amended and Restated Bylaws of The Gymboree Corporation.

10.51	The Gymboree Corporation 1993 Employee Stock Purchase Plan. (1)

10.58	The Gymboree Corporation 2004 Equity Incentive Plan. (2)

10.72	Form of Indemnification Agreement

99.1	Press release of The Gymboree Corporation issued June 19, 2006.

(1)	Incorporated by reference to Appendix C to The Gymboree Corporation’s definitive Proxy Statement on Schedule 14A relating to its 2006 Annual Meeting of Stockholders filed on May 2, 2006.

(2)	Incorporated by reference to Appendix B to The Gymboree Corporation’s definitive Proxy Statement on Schedule 14A relating to its 2006 Annual Meeting of Stockholders filed on May 2, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GYMBOREE CORPORATION
Dated: June 19, 2006	By:	/s/ Blair W. Lambert
		Name:	Blair W. Lambert
		Title:	Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.2	Amended and Restated Bylaws of The Gymboree Corporation.

10.51	The Gymboree Corporation 1993 Employee Stock Purchase Plan. (1)

10.58	The Gymboree Corporation 2004 Equity Incentive Plan. (2)

10.72	Form of Indemnification Agreement

99.1	Press release of The Gymboree Corporation issued June 19, 2006.

(1)	Incorporated by reference to Appendix C to The Gymboree Corporation’s definitive Proxy Statement on Schedule 14A relating to its 2006 Annual Meeting of Stockholders filed on May 2, 2006.

(2)	Incorporated by reference to Appendix B to The Gymboree Corporation’s definitive Proxy Statement on Schedule 14A relating to its 2006 Annual Meeting of Stockholders filed on May 2, 2006.